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                                                                   EXHIBIT 10.29

                         CONSULTANT PHARMACIST AGREEMENT

                                 BY AND BETWEEN

                     -------------------------------------,
                               D/B/A NEIGHBORCARE

                                       AND

                     --------------------------------------




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                         CONSULTANT PHARMACIST AGREEMENT

         This Consultant Pharmacist Agreement ("Agreement") is made and entered into as of the________________________ , by and between___________________,
d/b/a NeighborCare, a _____________corporation ("NEIGHBORCARE"), and _____________________, a __________ corporation doing business as
____________________, solely in connection with the facility located at
___________ ("Facility").

                                    RECITALS

         WHEREAS, the Facility is engaged in the operation of a nursing facility, for which it requires pharmacy consulting services in accordance with applicable local, state and federal laws, rules and regulations;

         WHEREAS, NEIGHBORCARE is a licensed pharmacy in the State of _______________ and provides services to and on behalf of nursing services, including pharmacy consulting services;

         WHEREAS, NEIGHBORCARE and Facility have entered into a Pharmacy Dispensing Services Agreement pursuant to which NEIGHBORCARE has agreed to supply certain pharmacy supplies and services to Facility; and

         WHEREAS, the parties hereto desire to enter into this Agreement with respect to the provision of the pharmacy consulting services set forth herein and as identified on Exhibit A hereto (the "Consultant Pharmacy Services") by NEIGHBORCARE to Facility;

         NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual promises contained in this Agreement the parties hereto hereby agree as follows:

                                    ARTICLE I
                 REPRESENTATIONS AND WARRANTIES OF NEIGHBORCARE

1.1 Necessary Licenses and Qualifications. NEIGHBORCARE represents and warrants that it has and shall maintain for the term hereof all necessary qualifications, certificates, approvals, permits and licenses required pursuant to applicable federal, state and local laws and regulations to provide the Pharmacy Consultant Services under this Agreement.

1.2 Authority. NEIGHBORCARE represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF FACILITY

2.1 Necessary Licenses and Qualifications. Facility represents and warrants that it has and shall maintain for the term hereof all necessary qualifications, certificates, approvals,


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         permits and licenses required pursuant to applicable federal, state and local laws and regulations to operate the Facility.

2.2 Authority. Facility represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement with respect to the Facility.

2.3 Professional Management Responsibility. Facility hereby represents and warrants that it retains professional management responsibility over all services furnished hereunder, and retains all management and administrative rights and responsibilities normally assumed by the operator of a nursing facility.

                                   ARTICLE III
                              NEIGHBORCARE SERVICES

         NEIGHBORCARE shall provide the Pharmacy Consultant Services set forth in this Article III and as further described in Exhibit "A" attached hereto and made a part hereof, to the Facility in compliance with the standards set forth herein and as may be otherwise required by applicable law.

3.1 Consultant Pharmacy Services. NEIGHBORCARE shall provide to Facility the services of a duly licensed pharmacist (the "Consultant Pharmacist") who shall be responsible for the general supervision of the Facility's pharmaceutical services, and the Consultant Pharmacist shall use the pharmacy standards of the State where both the Consultant Pharmacist and the Facility are located. More specifically, these services shall include:

         (a) Review of the Facility's procedures for the control and accountability of all drugs and biologicals throughout the Facility. Such drugs and biologicals shall be approved and dispensed in compliance with federal and state laws;

         (b) Assist in establishing policies and procedures to control the distribution and administration of drugs, biologicals and pharmaceutical supplies;

         (c) Review of the records of receipt and disposition of all legend drugs and the maintenance of such records in sufficient detail so as to allow an accurate reconciliation;

         (d)      Monthly review of the drug regimen of each Resident;

         (e) Review of the labeling of all drugs and biologicals to ensure that such labeling is based on currently accepted professional principles and includes the appropriate accessory and cautionary instructions, as well as, the expiration date when applicable;

         (f) Recommendations, plans for implementation and continuing assessment through dated, signed reports, which are given to and retained by the administrator of the Facility for follow-up action and evaluation of performance;


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         (g)      Written reports to the pharmaceutical services committee, on the status of the Facility's pharmaceutical services and staff's performance;

         (h) Serve as an active member of the Quality Assurance Committee, and make recommendations as appropriate. Participate in the individual plan of care of each Resident as determined by Facility policy;

         (i) Provision, when requested by the Administrator, for programs for in-service education for professional staff of the Facility which would enhance the effectiveness of the pharmaceutical services said in-service education, to be conducted by the Consultant Pharmacist or his designee;

         (j) Assist in the destruction of discontinued and expired medications, as prescribed by law; and

         (k) All other responsibilities required of a consultant pharmacist as set forth in any federal or state law, statute, or regulation, as enacted, or as may be enacted or amended.

3.2      Hours; Replacement.

         (a) NEIGHBORCARE shall arrange to provide the services of another pharmacist during any absence, vacation, or period of illness of the Consultant Pharmacist.

         (b) The Consultant Pharmacist shall devote a sufficient number of hours, based upon the needs of the Facility, to carry out the Consultant Pharmacy Services set forth in Section 3.1 above.

3.3      Additional Responsibilities.

         (a) The Consultant Pharmacist shall retain as confidential all information relating to the policies, procedures and records of the Facility.

         (b) NEIGHBORCARE shall provide and make available to the Facility on loan, certain equipment and reference materials that may be necessary or useful, for the purpose of providing proper pharmaceutical services. The Facility agrees to promptly return same in good condition at the termination of this Agreement.

                                   ARTICLE IV
                  FACILITY OBLIGATIONS WITH RESPECT TO SERVICES

         In connection with the ordering and receipt of the Pharmacy Consultant Services set forth in Article III, Facility agrees that:

4.1 Use of Material and Equipment Provided by NEIGHBORCARE. Facility shall be liable for, and shall indemnify and defend NEIGHBORCARE from and against, any and all damages, costs, liabilities, expenses and losses, including, without limitation, the cost of


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         repairs or replacement, whatsoever sustained or incurred as a result of casualty to or loss of, or the misuse or otherwise improper use of, any and all material and equipment provided by NEIGHBORCARE for the use of Facility in connection with the provision of Pharmacy Consultant Services pursuant to the terms hereof.

                                    ARTICLE V
                               BILLING AND PAYMENT

5.1 Billing and Payment for Pharmacy Supplies. The payment rates applicable to the Pharmacy Consultant Services provided hereunder shall be as set forth in Exhibit A attached hereto.

5.2 Monthly Billing and Payment. NEIGHBORCARE shall bill Facility on a monthly basis by the fifth (5th) working day of each month for Facility charges incurred during the past month. Facility shall pay NEIGHBORCARE within thirty (30) days of receipt of an invoice from NEIGHBORCARE. All amounts past due by more than thirty (30) days shall bear interest at the rate of one and one-half percent (1.5%) per month, or the maximum monthly rate of interest permitted by applicable law, whichever is less.

                                   ARTICLE VI
                              TERM AND TERMINATION

6.1 Term. The initial term of this Agreement shall commence on the Effective Date (as defined in the Settlement Agreement re Pharmacy Supply Contracts dated August ___, 2001) and will continue in full force and effect for eighteen months. Thereafter, this Agreement shall automatically renew for successive one (1) year terms, and during any such renewal term either party shall have the right to terminate this Agreement without cause by providing to the other party not less than sixty (60) days prior written notice of termination.

6.2      Termination.

         (a) This Agreement shall automatically terminate with respect to the Facility upon the revocation or cancellation of the Facility's license or certification.

         (b) Upon the suspension of the Facility's license or certification, NEIGHBORCARE shall have the right to terminate this Agreement immediately upon written notice to Facility.

         (c) If either party should materially fail to fulfill its obligations or conditions set forth herein and such default shall not be cured within thirty (30) days after written notice from the other party specifying the nature of default, the aggrieved party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting party, and this Agreement shall terminate on the thirtieth (30th) day after such notice is given. Either party shall have the right to cure any such default up to, but not after, the giving of such notice of termination.

         (d)      This Agreement may be terminated pursuant to the terms of
                  Section 8.9 (b).


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                                   ARTICLE VII
                                     RECORDS

7.1 Records. Records shall be maintained by NEIGHBORCARE of the Pharmacy Consultant Services supplied hereunder. Notwithstanding the foregoing, the production of medical records shall remain the responsibility of the Facility.

7.2 Government Access to Records. NEIGHBORCARE and its subcontractors shall make available, upon written request from the Secretary of the U.S. Department of Health and Human Services, or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, this Agreement, and the books, documents and records of NEIGHBORCARE that are necessary to verify the extent of costs incurred by Facility with respect to providing services under this Agreement for four (4) years thereafter the provision of such services.

7.3      NEIGHBORCARE Access to Records.

         (a) The Facility shall give NEIGHBORCARE and the Pharmacy Consultant reasonable access to all resident records, facilities and supplies necessary for the performance of their duties herein.

         (b) In the event of any dispute arising from any claim or bill submitted by NEIGHBORCARE, Facility shall give NEIGHBORCARE access to all reasonable and necessary documents and records to investigate the accuracy of the claim. Such access shall be during normal business hours following reasonable advance notice from NEIGHBORCARE.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 Independent Contractors. In the performance by each party hereto of their respective obligations hereunder, the parties shall at all times hereunder be deemed to be independent contractors, and not the agent of the other. Except to the extent expressly provided for herein to the contrary, neither party shall have the right or power to bind the other.

8.2      Insurance.

         (a) NEIGHBORCARE shall maintain, during the term of this Agreement, liability insurance coverage for its acts and omissions in amounts of no less than one million dollars per claim and three million dollars annual aggregate. Prior to the commencement of this Agreement, NEIGHBORCARE shall provide to Facility a certificate of insurance indicating that such coverage is in effect and providing that Facility will be notified at least thirty (30) days prior to any modification, cancellation, reduction or non-renewal of such coverage. Any substantial change in coverage that might adversely affect or actually materially adversely affects Facility shall be a breach of this Agreement.


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         (b)      Facility shall maintain, during the term of this Agreement, liability insurance coverage for its acts and omissions in amounts of no less than one million dollars per claim and three million dollars annual aggregate. Prior to the commencement of this Agreement, Facility shall provide to NEIGHBORCARE a certificate of insurance indicating that such coverage is in effect and providing that NEIGHBORCARE will be notified at least thirty (30) days prior to any modification, cancellation, reduction or non-renewal of such coverage. Any substantial change in coverage that might adversely affect or actually materially adversely affects NEIGHBORCARE shall be a breach of this Agreement.

8.3      Indemnification.

         (a) Facility shall defend, indemnify, protect and hold harmless NEIGHBORCARE and its affiliates, and the officers, directors, employees and agents of each of them, from and against any and all liability, obligation, damage, loss, cost, claim, judgment, settlement, expense or demand whatsoever, of any kind or nature, including reasonable attorneys fees and defense costs in connection therewith, arising directly or indirectly from actions taken or omissions made by Facility in its performance under this Agreement.

         (b) NEIGHBORCARE shall defend, indemnify, protect and hold harmless Facility and its affiliates, and the officers, directors, employees and agents of each of them, from and against any and all liability, obligation, damage, loss, cost, claim, judgment, settlement, expense or demand whatsoever, of any kind or nature, including reasonable attorneys fees and defense costs in connection therewith, arising directly or indirectly from actions taken or omissions made by NEIGHBORCARE or its affiliates in its performance under this Agreement.

         (c) Section 8.3 will survive termination of this Agreement and completion of the parties' duties under this Agreement.

8.4 Governing Law. Disputes arising under this Agreement shall be governed according to the internal laws of the state of the location of the facility, without regard to the conflicts of laws provisions thereof.

8.5 Compliance with Applicable Law. In all aspects relative to the performance of their respective obligations under this Agreement, both parties shall conduct their respective businesses in accordance with applicable law.

8.6 Successors and Assigns. This Agreement shall be binding upon either party's purchasers, transferees, successors and assigns, whether by operation of law or otherwise, including but not limited to the sale of the stock, assets or any other ownership interest of a party hereto to another, or the merger or consolidation of a party hereto into another, or any transaction by which a party to this Agreement transfers its business to another as to which the duties and obligations provided for under this Agreement by either or both parties hereto arise.


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8.7      Waiver of Breach. The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach of either the same or any other provision of this Agreement.

8.8 Notices. Any notice or other communication made or contemplated to be made under this Agreement shall be in writing and shall be deemed to have been received by the party to whom it is addressed on the date of delivery, if delivered by hand, or three (3) business days after it is deposited in the United States Mail, postage prepaid, return receipt requested, or the next business day after it is transmitted by Federal Express or similar overnight delivery services, addressed, in the case of NEIGHBORCARE to:

                                    NeighborCare
                                    7 East Lee Street
                                    Baltimore, MD 21202
                                    Attn:   President

                                    with a copy to:

                                    NeighborCare
                                    101 East State Street
                                    Kennett Square, PA 19348
                                    Attn:   Law Department

                                    and in the case of Facility to:

                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------
                                    Attn:   Administrator

         Either party may change its address for notices given hereunder by giving fifteen (15) days prior written notice in accordance with this
         Section 8.8.

8.9      Entire Agreement; Amendments.

         (a) This Agreement, together with all Exhibits hereto, which are incorporated herein and made a part hereof by this reference, constitutes the entire Agreement between the parties hereto and supersedes and cancels any other prior agreements or understandings whether written, oral or implied. This Agreement may not be amended except by an instrument in writing signed by both the parties hereto.

         (b) In the event of any material change in statutes, regulations, or enforceable governmental policies applicable to either party's obligations arising under this Agreement, or in the event of the severance of any provision hereof pursuant to
                  Section 8.10, and either party is materially and adversely affected thereby so as to materially diminish the benefits of this Agreement reasonably intended by such affected party, such affected party may provide notice of such material adverse


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                  effect to the other, and request that this Agreement be
                  amended to resolve such material adverse effect. The parties shall then be obligated to engage in good faith negotiations in an attempt to agree upon an acceptable amendment to this Agreement for the purpose of resolving the material adverse effect. If the parties fail to agree to amend this Agreement within thirty (30) days after receipt of notice of material adverse effect, the affected party may terminate this Agreement at any time thereafter, upon notice given to the other party.

8.10 Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.

8.11 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction of this Agreement.

8.12 Nondiscrimination. NEIGHBORCARE and the Consultant Pharmacist shall provide all Pharmacy Consultant Services and otherwise perform all of their respective duties and responsibilities hereunder without unlawful discrimination on the basis of race, color, religion, national origin, sex ancestry, disability or any other basis protected by law.

                            [SIGNATURE PAGE FOLLOWS]
                                      * * *


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         IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute this Agreement, effective as of the date first written above.

NEIGHBORCARE:



By:
   ---------------------------------

Its:     Sr. Vice President

Date:                  , 2001
     ------------- ----

FACILITY:



------------------------------------------



By:
   ---------------------------------

Its:     Vice President

Date:                  , 2001
     ------------- ----


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                                    Exhibit A

                 PAYMENT RATES FOR PHARMACY CONSULTANT SERVICES

Pricing/Basic Rate

         - NEIGHBORCARE will charge Facility $4.50 per licensed bed per month.

                                 MEDICAL RECORDS

Pricing/Basic Rate

         -        NEIGHBORCARE will charge Facility $1.50 per patient per month.
                  In the event NEIGHBORCARE is not the provider of pharmacy dispensing services to Facility pursuant to a separate written agreement, NEIGHBORCARE will charge Facility $4.50 per patient per month, in recognition of the additional costs incurred by NEIGHBORCARE to provide Facility with medical records where NEIGHBORCARE is not the provider of pharmacy dispensing services to Facility.

         REQUIRED STANDARDS OF SERVICE FOR PHARMACY CONSULTATION PROGRAM

Monthly Services

         -        Resident chart review - Drug Regimen Review

         -        Written Consultation Reports

         -        Oversee Facility pharmacy systems, policies, and procedures

         - Drug Formulary management to support compliance with the MPAN/NEIGHBORCARE Preferred Drug List Formulary

         - Observe and participate in drug destruction per state regulations

Quarterly Services

         -        Medication cart and medication room audits

         -        Controlled drug audit

         -        Attend QA meeting

         -        One (1) medication pass training per Facility

Annual Services

         -        Two (2) inservice programs

Requests for additional Pharmacy Consultant support will be provided as available at the rate of $50.00 per hour ($65.00 per hour in CA). Additional requests for medication pass observation and training will be provided at $50.00 per hour ($65.00 per hour in CA).


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